UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________
FORM 8-K

__________________________
Current Report
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
August 9, 2019
Date of Report (Date of earliest event reported)

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IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IMMR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On August 9, 2019, the Board of Directors (the “Board”) of Immersion Corporation (the “Company”) increased the size of the Board from six directors to eight directors, and, following the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Mr. William Martin and Mr. Matthew Frey, to each serve as Directors of the Company until the Company’s 2020 annual meeting of stockholders.

Mr. Martin is the Chairman, Chief Investment Officer, and Founder of Raging Capital Management, LLC, an investment firm located near Princeton, New Jersey. He has extensive experience as a board member, investor, and entrepreneur. He has served on numerous public company boards, including nine years on the board of Bankrate, Inc., which was acquired in 2009; the board of Salary.com, Inc., which was acquired in 2010; and the board of Vitesse Semiconductor Corp., which was acquired in 2015.

Mr. Frey has more than 25 years of experience leading and advising public companies. Currently, he is the Chief Financial Officer of Qumulo, Inc., the leader in enterprise-proven, hybrid cloud file storage. Prior to Qumulo, he was CEO of Optimum Energy and a board member at Vitesse Semiconductor. He has also held executive leadership roles at World Wide Packets (acquired by Ciena for $300 million) and Data Base, Inc.

There are no arrangements or understandings between Mr. Martin, Mr. Frey and any other person pursuant to which Mr. Martin or Mr. Frey were selected as Directors nor are there any transactions between Mr. Martin and the Company or Mr. Frey and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

  In accordance with the Company’s non-employee director compensation policy, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders, each of Mr. Martin and Mr. Frey will receive: (i) an annual retainer fee of $25,000; (ii) an initial grant of restricted stock awards having a value equal to $125,000 on the date of the previous annual shareholder meeting, prorated based on the number of days since the previous annual shareholder meeting, 100% of which will vest on the first anniversary of the grant date; and (iii) an annual grant of restricted stock awards having a value equal to $125,000 on the date of the annual shareholder meeting, 100% of which will vest on the first anniversary of the grant date.
Mr. Martin and Mr. Frey will also be executing the Company’s standard form of indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date:	August 9, 2019	By:	/s/ MIKE OKADA
Mike Okada
General Counsel